As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-277427

The information in this preliminary prospectus supplement is not complete and may be changed. The registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 9, 2025

Preliminary prospectus supplement

(To prospectus dated February 28, 2024)

     shares of common stock

Pre-funded warrants to purchase     shares of common stock

This is an offering of      shares of the common stock of Beam Therapeutics Inc. and, in lieu of common stock for certain investors that so choose, pre-funded warrants to purchase      shares of our common stock.

The purchase price of each pre-funded warrant equals the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.01 per share, which is the exercise price of each pre-funded warrant. This prospectus supplement also relates to the offering of shares of our common stock issuable upon the exercise of the pre-funded warrants.

Our common stock trades on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “BEAM.” The last reported sale of our common stock on Nasdaq on March 7, 2025 was $28.48 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or nationally recognized trading system.

Investing in our common stock and pre-funded warrants involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 5 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per share	Per pre-funded warrant	Total

Offering price	$	$	$

Underwriting discounts and commissions(1)	$	$	$

Proceeds to Beam Therapeutics Inc. (before expenses)	$	$	$

(1)	See “Underwriting” for additional disclosure regarding underwriting compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional      shares of common stock from us at the offering price, less underwriting discounts and commissions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about     , 2025. The pre-funded warrants are expected to be delivered against payment on or about     , 2025.

Joint bookrunning managers

J.P. Morgan	Jefferies	Cantor	Citigroup	Wells Fargo Securities

Prospectus Supplement dated    , 2025

Prospectus supplement

Accompanying prospectus

(i)

About this prospectus supplement

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or in the accompanying prospectus were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the underwriters have not, authorized anyone to provide you any information other than that contained in, or incorporated by reference into, this document or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. We do not imply or represent by delivering this prospectus supplement that Beam Therapeutics Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus supplement or that the information in this prospectus supplement and the accompanying prospectus is correct as any time after such date.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus contain industry, statistical and market data derived from our own internal estimates and research as well as from industry and general publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement and the accompanying prospectus involve a number of assumptions and limitations, and the sources of such data cannot guarantee the accuracy or completeness of such information. While we are not aware of any misstatements regarding the third-party information and we believe that each of these surveys, studies and publications is reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors. These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us.

In this prospectus supplement and the accompanying prospectus, unless the context specifies or implies otherwise, the terms “Beam,” “Beam Therapeutics,” “the Company,” “we,” “us,” and “our” and similar names refer to Beam Therapeutics Inc.

Prospectus supplement summary

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering; it may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the securities we are offering as well as information regarding our business and financial data. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference therein, and any free writing prospectus we have authorized for use in connection with this offering, in their entirety. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our other periodic reports incorporated by reference herein.

Company overview

We are a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. Our vision is to provide life-long cures to patients suffering from serious diseases. To achieve this vision, we have assembled a platform that includes a suite of gene editing and delivery technologies as well as internal manufacturing capabilities.

Our suite of gene editing technologies is anchored by our proprietary base editing technology, which potentially enables a differentiated class of precision genetic medicines that target a single base in the genome without making a double-stranded break in the deoxyribonucleic acid (“DNA”). This approach uses a chemical reaction designed to create precise, predictable and efficient genetic outcomes at the targeted sequence. Our proprietary base editors have two principal components: (i) a clustered regularly interspaced short palindromic repeats (“CRISPR”), protein, bound to a guide ribonucleic acid (“RNA”) that leverages the established DNA-targeting ability of CRISPR, but is modified to not cause a double-stranded break; and (ii) a base editing enzyme, such as a deaminase, which carries out the desired chemical modification of the target DNA base. We believe this design contributes to a more precise and efficient edit compared to traditional gene editing methods, with the potential to dramatically increase the impact of gene editing. We are also pursuing a suite of delivery modalities, including both ex vivo and in vivo approaches, depending on tissue type. The elegance of the base editing approach, combined with a tissue specific delivery modality, provides the basis for a targeted, efficient, precise, and highly versatile gene editing system that is designed to be capable of gene correction, gene silencing or gene activation, gene modification, and/or multiplex editing of several genes simultaneously.

Our goal is to advance a broad, diversified portfolio of base editing programs against distinct, genetically validated editing targets, as well as an innovative, platform business model that will expand the reach of our programs to more patients. Overall, we are seeking to build the leading integrated platform for precision genetic medicine, which may have broad therapeutic applicability and the potential to transform the field of precision genetic medicines. We are currently prioritizing the lead programs in our hematology and genetic disease portfolios, each of which have the potential to provide differentiated therapies for significant patient populations with high unmet medical need.

Recent developments

We announced positive initial safety and efficacy data from our ongoing Phase 1/2 clinical trial of BEAM-302 in patients with alpha-1 antitrypsin deficiency (“AATD”). BEAM-302 is a liver-targeting lipid-nanoparticle formulation of a guide RNA and an mRNA encoding a base editor designed to correct the disease-causing PiZ mutation. Patients homozygous for this mutation, known as the PiZZ genotype, have very low circulating levels of functional alpha-1 antitrypsin (“AAT”) protein, all of which is the mutant form, known as Z-AAT, which directly contributes to liver and lung disease in this condition.

The Phase 1/2 clinical trial of BEAM-302 is an open-label, dose exploration and dose expansion clinical trial to investigate its safety, tolerability, pharmacodynamics, pharmacokinetics and efficacy. Part A of the trial is designed to evaluate AATD patients with lung disease, and Part B will evaluate AATD patients with mild to moderate liver disease with or without lung disease. To date, single-ascending fixed doses of 15 mg (n=3), 30 mg (n=3) and 60 mg (n=3) of BEAM-302 have been administered via intravenous infusion in patients in Part A. The initial safety and efficacy data are from all nine patients as of a data cut-off date of February 26, 2025.

Initial results showed that treatment with BEAM-302 was well tolerated with an acceptable safety profile at all dose levels explored to date. All adverse events, or AEs, were mild to moderate, with no serious AEs reported and no dose-limiting toxicities as of the data cutoff. Grade 1 asymptomatic alanine transaminase and aspartate aminotransferase elevations and transient Grade 1 infusion-related reactions were observed in some patients and did not require treatment.

Following a single infusion of BEAM-302, rapid, durable, and dose-dependent increases in total AAT, new production of corrected M-AAT, and decreases in mutant Z-AAT were observed in circulation. Changes in total AAT were observed by turbidimetry assays as early as Day 7, plateaued around Day 21 and were maintained for the duration of follow-up (up to Month 6 in the 15 mg cohort, Month 2 in the 30 mg cohort, and Day 28 in the 60 mg cohort). Increased total AAT was functional as determined by both neutrophil elastase inhibition and neutrophil elastase binding assays.

The initial results are detailed in the table below.

Mean (Standard Error)
Dose Cohorts	15mg (n=3)	30mg (n=3)	60mg (n=3)
Baseline+ total AAT* (µM)	4.4 (0.22)	5.3 (0.25)	4.4 (0.30)
Total AAT* at Day 28 (µM)	7.0 (0.66)	10.1(1.42)	12.4 (1.03)
Fold change in total AAT* from baseline at Day 28	1.6x (0.08)	1.9x (0.21)	2.8x (0.06)
% change from baseline in circulating mutant Z-AAT** at Day 28	-11% (8.0)	-38% (15.5)	-78% (n=1)

+	Baseline defined as average of all assessments conducted within screening period prior to BEAM-302 infusion.
*	As measured by turbidimetry
**	As measured by liquid chromatography-mass spectrometry (LC-MS)

We plan to continue the dose-escalation portion of Part A of the ongoing Phase 1/2 clinical trial, including enrolling and dosing a fourth dose cohort, and expect to report further data at a medical conference in the second half of 2025. In addition, we plan to dose the first patient in Part B, which will include AATD patients with mild to moderate liver disease, in the second half of 2025.

Corporate information

Our principal executive offices are located at 238 Main Street, Cambridge, MA 02142, and our telephone number is 857-327-8775. Our website address is www.beamtx.com, and our investor relations website is located at investors.beamtx.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

The offering

Common stock offered by us:	shares.

Pre-funded warrants offered by us:	We are also offering, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase shares of our common stock. The purchase price of each pre-funded warrant equals the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.01 per share, which is the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See “Description of pre-funded warrants.” This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of such pre-funded warrants.

Common stock to be outstanding after this offering:	shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Option to purchase additional shares:	We have granted the underwriters an option for a period of 30 days to purchase up to additional shares of our common stock.

Use of proceeds:	We estimate that our net proceeds from the sale of our common stock and pre-funded warrants in this offering will be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds to us from this offering for continued advancement of our platform technology, for continued research, development and pre-commercialization activities for our current portfolio of base editing programs and for other potential programs, including biologics license application submission and pre-commercial activities for BEAM-101, for clinical trials, including advancement of a potential pivotal trial for BEAM-302 for treatment of Alpha-1 Antitrypsin Deficiency and of a potential Phase 1/2 clinical trial of the ESCAPE conditioning platform in patients with sickle cell disease, and for general corporate purposes. See “Use of Proceeds.”

Risk factors:	This investment involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement beginning on page S-8, and the risks found under similar headings in the other documents, including our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Global Select Market Symbol:	“BEAM”

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited. See “Description of pre-funded warrants.”

The number of shares of common stock to be outstanding following this offering is based on 83,633,069 shares of common stock outstanding as of December 31, 2024, and excludes:

•	the shares of our common stock issuable upon exercise of the pre-funded warrants that we are offering in this offering;

•

9,605,542 shares of common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $38.62 per share, and 2,576,855 shares issuable upon vesting of restricted stock units outstanding as of December 31, 2024 under our equity incentive plans;

•

1,591,110 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as of December 31, 2024, and an additional 3,345,322 shares of common stock that automatically became issuable under this plan on January 1, 2025 in accordance with its terms, as well as any automatic increases in the number of shares of common stock reserved under this plan;

•

2,928,706 shares of common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan as of December 31, 2024, and an additional 836,330 shares of common stock that automatically became issuable under this plan on January 1, 2025 in accordance with its terms, as well as any automatic increases in the number of shares of common stock reserved under this plan;

•

the potential issuance of up to $236.0 million of common stock that remain available for sale as of the date of this prospectus supplement under our at the market sales agreement with Jefferies LLC (the “Sales Agreement”).

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and no vesting and settlement of the outstanding restricted stock units described above, as well as no exercise of the pre-funded warrants that we are offering hereunder. Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of our common stock.

Risk factors

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” and “Risk Factors Summary” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, and in the other filings we make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement, together with other information in this prospectus supplement and accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of the events described in the risk factors below or incorporated by reference in this prospectus supplement actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below and in the disclosure incorporated by reference in this prospectus supplement are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial may also affect our business operations. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks relating to our common stock, the pre-funded warrants and this offering

If you purchase securities in this offering, you will suffer immediate dilution in the book value of your investment.

The offering price of our common stock is substantially higher than the as adjusted net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock or pre-funded warrants in this offering, you will pay a price per share that substantially exceeds our as adjusted net tangible book value per share after giving effect to this offering. Based on an offering price of $   per share, you will experience immediate dilution of $   per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2024 after giving effect to this offering and the offering price. To the extent shares of common stock subsequently are issued under outstanding options and restricted stock units or pre-funded warrants are exercised you will incur further dilution. For a further description of the dilution you will experience immediately after this offering, see “Dilution.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

For example, we entered into a sales agreement, with Jefferies LLC, as agent, in April 2021 that was subsequently amended in July 2021 and May 2023, which we refer to as our Sales Agreement, under which we may issue and sell at the market from time to time through Jefferies LLC shares of our common stock, in an aggregate amount not to exceed $1,100 million, of which $236.0 million remains available as of the date of this prospectus supplement, after the expiration or waiver of the lock-up period applicable to us and described under the section of this prospectus supplement entitled “Underwriting.” To the extent that we sell shares of our common stock pursuant to our Sales Agreement with Jefferies LLC at a price per share that is less than the price per share paid by investors in this offering, you could incur further dilution.

We may also in certain circumstances issue shares of our common stock in satisfaction of certain payment obligations of ours under certain license agreements to which we are a party. To the extent that we issue these shares for consideration per share that is less than the price per share paid by investors in this offering, you will incur further dilution. For more information, see “Business—Intellectual property—Intellectual property licenses” in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (“SEC”), on February 25, 2025, which is incorporated herein by reference.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for our stockholders.

The trading price of our common stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general and the market for smaller biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies.

There is no public market for the pre-funded warrants being offered in this offering.

There is no public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

We will not receive any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable from the date of issuance until the date the warrant is exercised in full and will be exercisable only by means of a cashless exercise, meaning that the holder would not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive any additional funds upon the exercise of the pre-funded warrants.

Except for the right to participate in certain dividends and distributions, holders of the pre-funded warrants will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire our common stock.

Until holders of the pre-funded warrants exercise their pre-funded warrants and acquire shares of our common stock, except for the right to participate in certain dividends and distributions, such holders will have no rights with respect to the shares of our common stock underlying such pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common stock may not be permitted to exercise pre-funded warrants that they hold.

A holder of a pre-funded warrant will not be entitled to exercise any pre-funded warrant, which, upon giving effect to such exercise, would cause (1) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99%, 9.99% or 19.99%, as elected by the holder, of the number of shares of our common stock outstanding following such exercise; or (2) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99%, 9.99%, or 19.99%, as elected by the holder, of the combined voting power of all of our securities outstanding following such exercises. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us. As a result, you may not be able to exercise your pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the pre-funded warrants.

Sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur, could reduce the price that our common stock might otherwise attain.

Sales of a substantial number of shares of our common stock in the public market, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock, impair our ability to raise capital through the sale of additional equity securities, and make it more difficult for our stockholders to sell their common stock at a time and price that they deem appropriate. A majority of the outstanding shares of our common stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, we have also registered the shares of common stock that we may issue under our equity incentive plans. As a result, these shares can be freely sold in the public market upon issuance, subject to restrictions under securities laws.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

We do not expect to pay any dividends for the foreseeable future. Investors in this offering may never obtain a return on their investment.

You should not rely on an investment in our common stock to provide dividend income. We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our existing operations. In addition, any future credit facility may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our common stock.

Cautionary note regarding forward-looking statements

This prospectus supplement and the SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify these forward-looking statements by forward-looking words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “could,” “continue,” “ongoing,” “predict,” “potential,” “likely,” “seek” and other similar expressions, as well as variations or negatives of these words. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. These forward-looking statements include, but are not limited to:

•	our current expectations and anticipated results of operations;

•

our expectations regarding the initiation, timing, progress and results of our clinical trials, including our Phase 1/2 clinical trial designed to assess the safety and efficacy of BEAM-101 for the treatment of sickle cell disease, our Phase 1/2 clinical trial designed to assess the safety and efficacy of BEAM-302 for the treatment of alpha-1 antitrypsin deficiency, our Phase 1/2 clinical trial designed to assess the safety and efficacy of BEAM-301 for the treatment of glycogen storage disease type 1a, and our anticipated Phase 1 healthy volunteer clinical trial of BEAM-103;

•	our expectations regarding the initiation, timing, progress and results of our research and development programs and preclinical studies;

•	our ability to develop and maintain a sustainable portfolio of product candidates;

•	our ability to develop life-long, curative, precision genetic medicines for patients through base editing;

•	our ability to create a hub for partnering with other companies;

•	our plans for preclinical studies for product candidates in our pipeline;

•	our ability to advance any product candidates that we may develop and successfully complete any clinical trials or preclinical studies, including the manufacture of any such product candidates;

•	our ability to pursue a broad suite of clinically validated delivery modalities;

•

our expectations regarding our ability to generate additional novel lipid nanoparticles that we believe could accelerate novel nonviral delivery of gene editing or other nucleic acid payloads to tissues beyond the liver and our ability to expand the reach of our programs;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	developments related to our competitors and our industry;

•

the expected timing, progress and success of our collaborations with third parties, including any future payments we may receive under our collaboration and license agreements, and our ability to identify and enter into future license agreements and collaborations;

•	developments related to base editing technologies;

•	our ability to successfully develop our delivery modalities and obtain and maintain approval for our product candidates;

•	our ability to successfully maintain a commercial-scale current Good Manufacturing Practice, or cGMP, manufacturing facility;

•	regulatory developments in the United States and foreign countries;

•	our ability to attract and retain key scientific and management personnel;

•	our expectations regarding the strategic and other potential benefits of our acquisition of any additional technologies;

•

our estimates regarding the period over which we believe that our existing cash, cash equivalents and marketable securities will be sufficient to fund our operating expenses and capital expenditure requirements;

•

the impact on our business of macro-economic conditions, as well as the prevailing level of macro-economic, business, and operational uncertainty, including as a result of geopolitical events or other global or regional events; and

•	our expected use of proceeds from this offering.

All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading “Risk Factors” in this prospectus supplement, and in the sections entitled “Risk Factors” and “Risk Factors Summary” incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2024, and our other filings we make from time to time with the SEC, which are incorporated by reference in this prospectus supplement. Please reference the section below entitled “Where You Can Find More Information.” These forward-looking statements speak only as of the date of this prospectus supplement. Except to the extent required by applicable laws and regulations of the SEC, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. In light of these important risks and uncertainties, the forward-looking events and circumstances described in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

Use of proceeds

We estimate that the net proceeds to us from the sale of the shares of common stock and pre-funded warrants in this offering will be approximately $   million (or approximately $   million if the underwriters exercise their option to purchase additional shares of common stock in full), after deducting underwriting discounts and commissions and estimated offering expenses.

As of December 31, 2024, we had cash, cash equivalents, and marketable securities of approximately $850.7 million. We currently expect to use the net proceeds from this offering, together with our existing cash, cash equivalents, and marketable securities as of December 31, 2024, for continued advancement of our platform technology, for continued research, development and pre-commercialization activities for our current portfolio of base editing programs and for other potential programs, including biologics license application submission and pre-commercial activities for BEAM-101, for clinical trials, including advancement of a potential pivotal trial for BEAM-302 for treatment of Alpha-1 Antitrypsin Deficiency and of a potential Phase 1/2 clinical trial of the ESCAPE conditioning platform in patients with sickle cell disease, and for general corporate purposes.

All of our programs are either in the early clinical stage or preclinical stage of development. The specific allocation of the proceeds from this offering and our current cash, cash equivalents, and marketable securities towards specific programs will depend on, among other things, results from our research and development efforts for each program, the timing and success of our clinical trials and preclinical studies and the timing and outcome of regulatory submissions. As a result, and due to the number of our programs currently in early clinical and preclinical development, we currently are unable to specify to what stage of development the proceeds from this offering and our current cash, cash equivalents, and marketable securities will bring any particular program. We expect the net proceeds from this offering, together with our existing cash, cash equivalents, and marketable securities, will not be sufficient for us to advance any of our programs through regulatory approval.

We may also use a portion of the net proceeds from this offering to acquire, in-license or invest in products, technologies or businesses that are complementary to our business. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical and preclinical development efforts, our operating costs and other factors described under “Risk Factors” in this prospectus supplement in the accompanying prospectus and in other periodic reports incorporated by reference herein.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.

Based on our planned use of the net proceeds from this offering and our existing cash, cash equivalents and marketable securities of approximately $850.7 million as of December 31, 2024, we estimate that such funds will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into     . We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect.

We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Description of pre-funded warrants

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the holders. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 8-K that we expect to file with the SEC.

Term

The pre-funded warrants will expire on the date the warrant is exercised in full.

Exercisability

The pre-funded warrants are exercisable at any time after their original issuance. The pre-funded warrants will be exercisable solely by means of a cashless exercise at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice, in which case the holder would receive upon such cashless exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of our common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder in cash the fair market value (based on the closing sale price) for any such fractional shares.

Exercise limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to or immediately prior to such exercise, would cause: (1) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99%, 9.99%, or 19.99%, as elected by the holder, of the number of shares of our common stock outstanding following such exercise; or (2) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99%, 9.99%, or 19.99%, as elected by the holder, of the combined voting power of all of our securities outstanding following such exercises. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% provided that any such increase will not be effective until the 61st day after notice from the holder is delivered to us.

Exercise rights

The exercise price of our common stock purchasable upon the exercise of the pre-funded warrants is $0.01 per share. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash or stock, to our stockholders. The exercise price of the pre-funded warrants will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange listing

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on Nasdaq or any other national securities exchange or nationally recognized trading system.

Fundamental transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale of all or substantially all of our assets, our merger or consolidation with or into another person in which we are not the surviving entity, the acquisition of more than 50% of the voting power of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same amount and kind of securities, cash or property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No rights as a stockholder

Except by virtue of such holder’s ownership of shares of our common stock, and except for the right to participate in certain dividends and distributions, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder receives shares of our common stock upon the due exercise of a pre-funded warrant.

Waivers and amendments

Except as otherwise provided therein, the pre-funded warrant may be amended or the provision thereof waived with our written consent and the written consent of the holder of such pre-funded warrant.

Dilution

If you invest in our securities your interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock or pre-funded warrant and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2024 was $733.5 million, or $8.77 per share of common stock based upon 83,633,069 shares outstanding. Net tangible book value per share is equal to our total tangible assets, including operating lease right-of-use assets of $104.9 million, less our total liabilities, divided by the total number of shares outstanding as of December 31, 2024.

After giving effect to the issuance and sale of    shares of common stock and pre-funded warrants to purchase up to    shares of our common stock in this offering at an offering price of $   per share of common stock and $   per pre-funded warrant (which equals the price per share at which shares of common stock are being sold to the public in this offering, minus the $0.01 per share exercise price of each such pre-funded warrant), excluding shares of common stock issuable upon exercise of the pre-funded warrants, any proceeds received upon exercise of the pre-funded warrants or any resulting accounting associated with the exercise of the pre-funded warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been $   million, or $   per share of common stock. This represents an immediate increase in net tangible book value of $   per share to our existing stockholders and an immediate dilution of $   per share to investors purchasing shares of common stock or pre-funded warrants in this offering. The following table illustrates this calculation on a per share basis.

Offering price per share			$
Net tangible book value per share as of December 31, 2024		$8.77

Increase in net tangible book value per share attributable to sale of shares of common stock or pre-funded warrants in this offering	$

As adjusted net tangible book value per share after giving effect to this offering			$

Dilution per share to investors in this offering			$

If the underwriters exercise their option to purchase additional shares in this offering in full, the as adjusted net tangible book value after the offering would be $   per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $   and the dilution per share to investors would be $   per share, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If any shares are issued upon exercise of outstanding options at exercise prices below the offering price in this offering, or upon vesting of restricted stock units, you will experience further dilution.

The number of shares of common stock to be outstanding following this offering is based on 83,633,069 shares of common stock outstanding as of December 31, 2024, and excludes:

•	the shares of our common stock issuable upon exercise of the pre-funded warrants that we are offering in this offering;

•

9,605,542 shares of common stock issuable upon the exercise of stock options outstanding, at a weighted average exercise price of $38.62 per share, and 2,576,855 shares issuable upon vesting of restricted stock units outstanding as of December 31, 2024 under our equity incentive plans;

•

1,591,110 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as of December 31, 2024, and an additional 3,345,322 shares of common stock that automatically became issuable under this plan on January 1, 2025 in accordance with its terms, as well as any automatic increases in the number of shares of common stock reserved under this plan;

•

2,928,706 shares of common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan as of December 31, 2024, and an additional 836,330 shares of common stock that automatically became issuable under this plan on January 1, 2025 in accordance with its terms, as well as any automatic increases in the number of shares of common stock reserved under this plan; and

•	the potential issuance of up to $236.0 million of common stock that remain available for sale as of the date of this prospectus supplement under the Sales Agreement.

To the extent that any of the outstanding options or restricted stock units vest, or any of the pre-funded warrants are exercised, there will be further dilution to new investors.

Material U.S. tax considerations for non-U.S. holders of common stock and pre-funded warrants

The following is a discussion of material U.S. federal income and estate tax considerations relating to the ownership and disposition of our common stock and pre-funded warrants by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock or pre-funded warrants that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or if the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, the Internal Revenue Service, or the IRS, could challenge one or more of the tax consequences described in this prospectus supplement.

We assume in this discussion that each non-U.S. holder holds shares of our common stock or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income, or any aspects of U.S. state, local or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	owners that hold our common stock or pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons who hold their common stock or pre-funded warrants through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock or pre-funded warrants should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock or pre-funded warrants through a partnership or other pass-through entity, as applicable.

Prospective non-U.S. holders of our common stock or pre-funded warrants should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of acquiring, holding and disposing of our common stock or pre-funded warrants.

Treatment of pre-funded warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise increased by the exercise price per share. Our characterization is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire shares of our common stock. In that case, the amount and character of a holder’s gain with respect to an investment in pre-funded warrants pursuant to this offering could be materially different than the discussion set forth below. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Distributions on our common stock or pre-funded warrants

We do not expect to make cash dividends to holders of our common stock or pre-funded warrants in the foreseeable future. If we pay distributions on our common stock or pre-funded warrants, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a return of capital of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock or pre-funded warrants. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “Gain on disposition of common stock or pre-funded warrants.” Any distributions will also be subject to the discussions below under the headings “Information reporting and backup withholding” and “FATCA.”

Dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock or pre-funded warrants who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty and the specific methods available to them to satisfy these requirements.

A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Gain on disposition of common stock or pre-funded warrants

Subject to the discussion below under the headings “Information reporting and backup withholding” and “FATCA,” a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock or pre-funded warrants unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the regular rates and in the manner applicable to U.S. persons, and if the non-U.S. holder is a foreign corporation, the branch profits tax described above under the heading “Distributions on our common stock or pre-funded warrants” also may apply;

•

the non-U.S. holder is a non-resident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

•

we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. Special rules may apply to a holder of a pre-funded warrant. Non-U.S. holders are urged to consult their own tax advisors regarding the application of these rules to pre-funded warrants. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information reporting and backup withholding

The gross amount of the distributions on our common stock or pre-funded warrants paid to each non-U.S. holder and the tax withheld, if any, with respect to such distributions must be reported annually to the IRS and to each non-U.S. holder. Non-U.S. holders generally will have to comply with specific certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock or pre-funded warrants. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “Distributions on our common stock or pre-funded warrants,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock or pre-funded warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

Provisions of the Code commonly known as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock or pre-funded warrants paid to a foreign entity unless: (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

Withholding under FATCA generally applies to payments of dividends on our common stock or pre-funded warrants. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock or pre-funded warrants, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued. If withholding under FATCA is required on any payment related to our common stock or pre-funded warrants, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section.

Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or pre-funded warrants and the entities through which they hold our common stock or pre-funded warrants.

U.S. federal estate tax

Shares of our common stock or pre-funded warrants that are owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death are considered U.S. situs assets and will be included in the individual’s gross estate for U.S. federal estate tax purposes. Such securities, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal tax considerations is for information only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or pre-funded warrants, including the consequences of any proposed changes in applicable laws.

Underwriting

We are offering the shares of common stock and pre-funded warrants described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Jefferies LLC, Cantor Fitzgerald & Co., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as joint bookrunning managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock and pre-funded warrants listed next to its name in the following table:

Name	Number of shares	Number of pre-funded warrants
J.P. Morgan Securities LLC
Jefferies LLC
Cantor Fitzgerald & Co.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

Total

The underwriters are committed to purchase all the common shares and pre-funded warrants offered by us if they purchase any of them. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares and pre-funded warrants directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $   per share or pre-funded warrant. After the offering of the shares to the public, if all of the shares of common stock and pre-funded warrants are not sold at the offering price, the underwriters may change the offering price and the other selling terms. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to     additional shares of common stock. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the offering price per share of common stock and pre-funded warrant less the amount paid by the underwriters to us per share of common stock and pre-funded warrant. The underwriting fee is $   per share and $   per pre-funded warrant. The following table shows the per share of common stock, per pre-funded warrant and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per share of common stock			Total

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise	Per pre- funded warrant	With full option to purchase additional shares exercise	With full option to purchase additional shares exercise
Offering price	$	$	$	$	$
Underwriting discounts and commissions	$	$	$	$	$
Proceeds to us, before expenses	$	$	$	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $300,000. We have also agreed to reimburse the underwriters for certain of their expenses in an amount of up to $40,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of common shares or pre-funded warrants to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise dispose of, directly or indirectly, or submit to, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC, Jefferies LLC, Cantor Fitzgerald & Co., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, for a period of 45 days after the date of this prospectus supplement, other than (A) the shares of our common stock to be sold hereunder, (B) any shares of our common stock issued upon the exercise of options granted under our existing stock compensation plans, or Company Share Plans, (C) any options and other awards granted under a Company Share Plan, (D) the filing by us of any registration statement on Form S-8 or a successor form thereto relating to a Company Share Plan, (E) shares of our common stock which may be issuable to The Broad Institute, the President and Fellows of Harvard College or their affiliates pursuant to our license agreements, (F) shares of our common stock which may be issuable to the former stockholders and optionholders of Guide Therapeutics, Inc. pursuant to the Agreement and Plan of Merger entered into with Guide Therapeutics, Inc. on February 22, 2021, (G) shares of our common stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or licensing agreements) or any acquisition of assets of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of the shares issued pursuant to clause (G) shall not exceed more than ten percent (10%) of the total number of outstanding shares of our common stock immediately following this offering, and (y) the recipient of any such shares of our common stock or securities issued pursuant to clause (G) during the lock-up period shall enter into (if it has not previously entered into) a lock-up agreement, (H) shares of our common stock issued pursuant to the Sales

Agreement, provided that no sales shall be made thereunder until the earlier of the (x) exercise in full by the underwriters of their option to purchase additional shares and (y) 30 days from the date of this prospectus supplement and (I) the shares of our common stock upon exercise of the pre-funded warrants to be sold hereunder.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 45 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, Jefferies LLC, Cantor Fitzgerald & Co., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC will not cause any direct or indirect affiliate to, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, the terms of the lock-up agreements generally do not apply to or prohibit, among others, the items described below:

(A) transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock as a bona fide gift or gifts or for bona fide estate planning purposes, including without limitation transfers to charitable organizations,

(B) transfers or distributions of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to (a) limited partners, members, stockholders or holders of similar equity interests or (b) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, including without limitation any general partner, limited partner, managing member, manager, member, employee, officer or director of such entity or any trust for the benefit of any of the foregoing or any affiliate of the foregoing, or to any investment fund or other entity controlled or managed by the lock-up party or affiliates of such party,

(C) transactions relating to common stock or other securities acquired in this offering or open market transactions after the completion of this offering, provided that no public filing, report or announcement shall be voluntarily made, and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate the nature and conditions of such transfer,

(D) (i) transfers or dispositions of common stock or any security convertible into or exercisable or exchangeable for common stock by will or intestacy, provided that any required filing under the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public filing, report or announcement shall be required or made voluntarily in connection with such transfer or disposition or (ii) to any family member or to a trust whose beneficiaries consist exclusively of one or more of the lock-up party and/or a family member,

(E) transfers or dispositions of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a domestic order or negotiated divorce settlement, provided that any required filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public filing, report or announcement shall be required or made voluntarily in connection with such transfer or disposition,

(F) the exercise of a warrant or the exercise of a stock option granted under a stock incentive plan described in this prospectus supplement, provided that the underlying common stock received shall continue to be subject to the lock-up restrictions, and provided further that no filing under Section 16 of the Exchange Act or other public filing, report or announcement shall be voluntarily made during the period and if the lock-up party is required to make any public filing, report or announcement under Section 16 of the Exchange Act, such public filing, report or announcement shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause, that no common stock was sold by the reporting person and that common stock so received is subject to the lock-up restrictions,

(G) transfers or dispositions of restricted stock to the company pursuant to any contractual arrangement in effect on the date of this offering and described in this prospectus supplement that provides for the repurchase of the common stock in connection with the termination of services to the company, provided that no filing under Section 16 of the Exchange Act or other public filing, report or announcement shall be voluntarily made and if the lock-up party is required to make any public filing, report or announcement under Section 16 of the Exchange Act, such public filing, report or announcement shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause,

(H) the disposition of common stock to the Company, or the withholding of common stock by the Company, in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up restrictions, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in this prospectus supplement; provided however, that no filing by any party under the Exchange Act, or other public announcement shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13G or Schedule 13G/A, Schedule 13D or Schedule 13D/A, or Schedule 13F, each of which shall clearly indicate therein the nature and conditions of such transfer),

(I) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, or a Rule 10b5-1 Plan, for the transfer of common stock, provided that (a) such plan does not provide for the transfer of common stock during the lock-up period and (b) the entry into such plan is not voluntarily publicly disclosed, included in any filings under the Exchange Act or otherwise, during the lock-up period and that any required filings under the Exchange Act upon any sales shall clearly indicate that such sales were pursuant to a Rule 10b5-1 Plan,

(J) transactions pursuant to any trading plan pursuant to Rule 10b5-1 Plan, entered into prior to the lock-up period; provided that any required filings under the Exchange Act upon any sales shall clearly indicate that such sales were pursuant to a Rule 10b5-1 Plan,

(K) pursuant to a bona fide third party tender offer for all outstanding common stock of the company, merger, consolidation or other similar transaction approved by the company’s Board of Directors and made to all holders of the company’s securities involving a change of control of the company (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which the lock-up party may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities shall remain subject to the lock-up restrictions, and

(L) pursuant to “sell to cover” transactions in the open market for common stock otherwise deliverable in connection with the exercise or settlement of restricted stock units granted under a stock incentive plan or other equity award plan, which plan is described in this prospectus supplement, in an amount no greater than a number sufficient to cover the tax withholdings or remittance payments due as a result of the vesting or settlement of such restricted stock units provided that the shares of common stock received upon such vesting or settlement other than those sold pursuant to this clause (L) shall remain subject to the restrictions on transfer set forth in this Letter Agreement; provided further, that if a filing on Form 4 is required in connection such sale, then such filing is permitted provided that at least one business day’s notice shall be provided to the Representatives prior to such proposed filing;

provided that in the case of any transfer or distribution pursuant to clause (A), (B), (D) or (E), each donee or distributee shall be subject to the lock-up restrictions; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (D)(ii), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act (other than, in the case of clause (A) only, a filing on a Form 4 which shall clearly indicate in the footnote thereto the nature and conditions of such transfer) or other public announcement shall be made voluntarily in connection with such transfer or distribution; and provided, further, in the case of clauses (B) and (D)(ii), any such transfer shall not involve a disposition for value.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BEAM.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Select Market or any other national securities exchange or any other nationally recognized trading system.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters may engage in passive market making transactions in our common stock on the Nasdaq Global Select Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For example, Jefferies LLC is the sales agent under our Sales Agreement, pursuant to which we may offer and sell up to an aggregate of $1,100 million of shares of our common stock from time to time in “at-the-market” offerings. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In addition, the underwriters may also make investment recommendations and/or publish or express independent research views in respect of our debt or equity securities or financial instruments.

Selling restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Member State”), no shares or pre-funded warrants have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares or pre-funded warrants which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares or pre-funded warrants may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock or pre-funded warrants shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires our shares of common stock or pre-funded warrants or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of the shares of common stock or pre-funded warrants being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock or pre-funded warrants acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of the shares of common stock or pre-funded warrants to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the common Stock or pre-funded warrants in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for the shares of common stock or pre-funded warrants , and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no shares or pre-funded warrants have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of securities may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c) in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended, or the FSMA,

provided that no such offer of shares or pre-funded warrants shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the common stock or pre-funded warrants in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares or pre-funded warrants to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock or pre-funded warrants , and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018. We have not authorized and do not authorize the making of any offer of shares of common stock or pre-funded warrants through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares or pre-funded warrants as contemplated in this prospectus. Accordingly, no purchaser of the shares or pre-funded warrants, other than the underwriters, is authorized to make any further offer of the shares or pre-funded warrants on behalf of us or the underwriters.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Canada

The shares of common stock and pre-funded warrants may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock or pre-funded warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any shares of our common stock or pre-funded warrants. No shares of our common stock or pre-funded warrants have been offered or will be offered to the public in Switzerland, except that offers of shares of our common stock or pre-funded warrants may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a) to any person which is a professional client as defined under the FinSA; or

(b) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of our common stock or pre-funded warrants shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares of our common stock and pre-funded warrants have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of our common stock or pre-funded warrants constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of our common stock or pre-funded warrants may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The shares of common stock and pre-funded warrants have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares or pre-funded warrants has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares or pre-funded warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares or pre-funded warrants, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares and pre-funded warrants are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Each representative has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares or pre-funded warrants or caused the shares or pre-funded warrants to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or pre-funded warrants or cause the shares or pre-funded warrants to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares or pre-funded warrants, whether directly or indirectly, to any person in Singapore other than:

(a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares or pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares or pre-funded warrants pursuant to an offer made under Section 275 of the SFA except:

i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(i)(B) of the SFA;

ii) where no consideration is or will be given for the transfer;

iii) where the transfer is by operation of law;

iv) as specified in Section 276(7) of the SFA; or

v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities based Derivatives Contracts) Regulations 2018.

Japan

The shares of our common stock and pre-funded warrants have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares, the pre-funded warrants nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

United Arab Emirates

The shares of common stock and pre-funded warrants have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Legal matters

The validity of the securities offered by this prospectus supplement will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements of Beam Therapeutics Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement by reference to Beam Therapeutics Inc’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Beam Therapeutics Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website at http://www.beamtx.com under the “Investor Center—Financials & Filings” caption. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus supplement.

You should rely only on the information provided in, and incorporated by reference in, this prospectus supplement and the accompanying prospectus and the registration statement to which this prospectus supplement and accompanying prospectus form a part. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any jurisdiction where the offer is not permitted. The information contained in documents that are incorporated by reference in this prospectus supplement is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 25, 2025;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on  Schedule 14A, filed with the SEC on April 19, 2024;

•	our Current Reports on Form 8-K, as filed with the SEC on January 13, 2025 (except for portions of such reports which were deemed to be furnished and not filed); and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-39208), as filed with the SEC on January 31, 2020, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock contained in Exhibit 4.11 to our Registration Statement on Form S-3 (File No. 333-254946), as filed with the SEC on April 1, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein filed before the date of this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and accompanying prospectus incorporates. You should direct written requests to: Beam Therapeutics Inc., 238 Main Street, Cambridge, MA 02142, or you may call us at (857) 327-8775.

PROSPECTUS

BEAM THERAPEUTICS INC.

Debt Securities

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained or incorporated by reference in this document. You should read this prospectus, any applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BEAM.”

Investing in these securities involves significant risks. See the information included under “Risk Factors” on page 5 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 27, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Beam Therapeutics Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://beamtx.com. Our website is not a part of this prospectus, and information contained on or that can be accessed through our website is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-39208) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 27, 2024;

•

The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December  31, 2022 from our definitive proxy statement for the 2023 Annual Meeting of Stockholders, as filed with the SEC on April 21, 2023;

•	Current Report on Form 8-K, as filed with the SEC on January 8, 2024; and

•

The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January  31, 2020, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.11 to our Registration Statement on Form S-3 as filed with the SEC on April 1, 2021, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Beam Therapeutics Inc.

238 Main Street

Cambridge, MA 02142

Attn: Investor Relations

(857) 327-8775

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of important risks, uncertainties and assumptions, including those described in “Risk Factors” in this prospectus and in any accompanying prospectus supplement. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Unless legally required, we assume no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. These forward-looking statements reflect our expectations and beliefs and include, but are not limited to, statements about:

•	our anticipated results of operations;

•	the initiation, timing, progress and results of our clinical trials;

•	the initiation, timing, progress and results of our research and development programs and preclinical studies;

•	our ability to develop and maintain a sustainable portfolio of product candidates;

•	our ability to develop life-long, curative, precision genetic medicines for patients through base editing;

•	our ability to create a hub for partnering with other companies;

•	our plans for preclinical studies for product candidates in our pipeline;

•	our ability to advance any product candidates that we may develop and successfully complete any clinical trials or preclinical studies, including the manufacture of any such product candidates;

•	our ability to pursue a broad suite of clinically validated delivery modalities;

•

our ability to generate additional novel lipid nanoparticles that we believe could accelerate novel nonviral delivery of gene editing or other nucleic acid payloads to tissues beyond the liver and our ability to expand the reach of our programs;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	developments related to our competitors and our industry;

•

the timing, progress and success of our collaborations with third parties, including any future payments we may receive under our collaboration and license agreements, and our ability to identify and enter into future license agreements and collaborations;

•	developments related to base editing technologies;

•	our ability to successfully develop our delivery modalities and obtain and maintain approval for our product candidates;

•	our ability to successfully establish and maintain a commercial-scale current Good Manufacturing Practice, or cGMP, manufacturing facility;

•	regulatory developments in the United States and foreign countries;

•	our ability to attract and retain key scientific and management personnel;

•	the strategic and other potential benefits of our acquisition of any additional technologies;

•	our ability to achieve the expected benefits of our portfolio prioritization and strategic restructuring and our estimates related to the costs and timing of implementing such initiatives;

•

our estimates regarding the period over which we believe that our existing cash, cash equivalents and marketable securities, will be sufficient to fund our operating expenses and capital expenditure requirements; and

•

the impact on our business of macro-economic conditions, as well as the prevailing level of macro-economic, business, and operational uncertainty, including as a result of geopolitical events or other global or regional events.

This prospectus includes and incorporates by reference certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

BEAM THERAPEUTICS INC.

We are a biotechnology company committed to establishing the leading, fully integrated platform for precision genetic medicines. Our vision is to provide life-long cures to patients suffering from serious diseases. To achieve this vision, we have assembled a platform that includes a suite of gene editing and delivery technologies as well as internal manufacturing capabilities. Our suite of gene editing technologies is anchored by our proprietary base editing technology, which potentially enables a differentiated class of precision genetic medicines that target a single base in the genome without making a double-stranded break in the DNA. We believe this design contributes to a more precise and efficient edit compared to traditional gene editing methods, with the potential to dramatically increase the impact of gene editing.

We are also pursuing a suite of delivery modalities, including both ex vivo and in vivo approaches, depending on tissue type. The elegance of the base editing approach, combined with a tissue specific delivery modality, provides the basis for a targeted, efficient, precise, and highly versatile gene editing system, capable of gene correction, gene silencing, gene activation, gene modification, and/or multiplex editing of several genes simultaneously.

Our goal is to advance a broad, diversified portfolio of base editing programs against distinct, genetically validated editing targets, as well as an innovative, platform business model that will expand the reach of our programs to more patients. Overall, we are seeking to build the leading integrated platform for precision genetic medicine, which may have broad therapeutic applicability and the potential to transform the field of precision genetic medicines.

Our principal executive offices are located at 238 Main Street, Cambridge, MA 02142, and our telephone number is (857) 327-8775.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, without limitation, expenditures for research and development activities, including preclinical study and clinical trial expenses; acquisitions or licenses of products, product candidates or technologies; acquisitions of complementary companies or businesses; expenditures related to collaborations; general and administrative expenses; and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering. Pending the use of the net proceeds from the sale of securities under this prospectus as described above, we may temporarily invest the net proceeds in securities issued by the U.S. government and its agencies and institutions and/or investment-grade, interest-bearing securities.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Beam Therapeutics Inc. may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities” section, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Beam Therapeutics Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations, unless otherwise specified in the applicable prospectus supplement. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities, the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our fourth amended certificate of incorporation, which we refer to as our certificate of incorporation, our second amended and restated by-laws, which we refer to as our bylaws, and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 250,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of February 20, 2024, 81,657,714 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Notice must be given to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence, in person or by proxy, of the holders of shares representing a majority of the total votes entitled to be cast by the holders of all outstanding shares of our capital stock entitled to vote generally in the election of directors constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called only to the extent and in the manner set forth in the certificate of incorporation upon notice stating the purpose or purposes of such meeting.

Voting Rights. Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted upon by stockholders and do not have cumulative voting rights. Except as otherwise required by the rules or regulations of any applicable stock exchange, law or regulation or the certificate of incorporation, all matters other than the election of directors are determined by a majority of the votes cast on the matter affirmatively or negatively. When a quorum is present at any meeting of stockholders, a nominee for director shall be elected to our board of directors if the votes properly cast for such nominee’s election exceed the votes properly cast against such nominee’s election (with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” any director’s election); provided, however, that directors shall be elected by a plurality of the votes properly cast at any meeting of stockholders at which there is a contested election of directors.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid on the common stock out of legally available assets or funds when and as declared by the board of directors. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our common stock.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our certificate of incorporation and by-laws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.

No Cumulative Voting. The Delaware General Corporation Law, or the DGCL, provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Classified Board of Directors. Our certificate of incorporation provides for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders. Our certificate of incorporation provides that directors may be removed only for cause by the affirmative vote of at least 75% of the voting power of our outstanding shares of capital stock, voting together as a single class. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our board.

Board Vacancies Filled Only by Majority of Directors Then in Office. Vacancies and newly created seats on our board may be filled only by the vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except that any vacancy created by the removal of a director by the stockholders for cause may only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the outstanding shares of common stock. Further, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of our board of directors.

Stockholder Nomination of Directors. Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.

No Action By Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Supermajority approval requirements. The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation and bylaws provide that the affirmative vote of the holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions of our certificate of incorporation and bylaws. This requirement of a supermajority vote to approve amendments to our certificate of incorporation and bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Exclusive forum. Our certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) is the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or our bylaws; and (v) any action asserting a claim against us governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, our bylaws also provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against our directors and officers.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL, or Section 203, which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, or warrants constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

Such “at the market offerings”, if any, may be conducted by underwriters acting as principal or agent.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

As of the date of this prospectus, under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement. In February 2023, Rule 15c6-1 of the Exchange Act was amended to require, effective May 28, 2024, trades in the secondary market to settle in one business day, unless the parties to any such trade expressly agree otherwise. Therefore, for any securities offered under this prospectus on or after May 28, 2024, the same process described in this paragraph will apply, except that purchasers who wish to trade such securities on any date prior to the first business day before the original issue date will be required, by virtue of the fact that their securities initially are expected to settle in more than one scheduled business day after the trade date for their securities, to make alternative settlement arrangements to prevent a failed settlement as described in this paragraph.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements of Beam Therapeutics Inc. incorporated by reference in this prospectus, and the effectiveness of Beam Therapeutics Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

    shares of common stock

Pre-funded warrants to purchase      shares of common stock

Common stock

Prospectus supplement

   , 2025

Joint bookrunning managers

J.P. Morgan	Jefferies	Cantor	Citigroup	Wells Fargo Securities